Exhibit 99.1

Contact:	Lily Outerbridge
Investor Relations
(441) 298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS
SECOND QUARTER 2006 FINANCIAL RESULTS AND QUARTERLY DIVIDEND
HAMILTON, BERMUDA, July 25, 2006 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $81.7 million, or $1.24 per diluted common share, for the quarter ended June 30, 2006. The results for the quarter include net premiums earned of $337.1 million, a decrease of 21.9% from the same quarter last year, net favorable development of $13.3 million, compared with net favorable development of $15.2 million from the same quarter last year, and net investment income of $45.3 million, an increase of 56.9% from the same quarter last year.
Michael D. Price, Chief Executive Officer, commented: “Significant underwriting profits and growing investment income contributed to our strong results this quarter. Our focus on underwriting profitability and emphasis on excess of loss business has resulted in less premium written and earned in the current period.”
Mr. Price added: “We believe that market conditions are mixed. While there are excellent opportunities for certain catastrophe exposed business, we are finding increasingly challenging rates, terms, and conditions in other areas. Nevertheless, we believe we will have ample opportunity to underwrite a significant, profitable, and diverse portfolio of treaty reinsurance.”
Results for the quarter ended June 30, 2006 were summarized as follows:
•	Net income was $81.7 million or $1.24 per diluted common share.

•	Net premiums written were $309.8 million and net premiums earned were $337.1 million.

•	GAAP combined ratio was 83.5%.

•	Net investment income, including interest on funds held, was $45.3 million.
Results for the quarter ended June 30, 2006 compared to the quarter ended June 30, 2005 were summarized as follows:
•	Net income increased $13.8 million or 20.2%.

•	Net premiums written decreased $113.2 million (or 26.8%) and net premiums earned decreased $94.4 million (or 21.9%).

•	GAAP combined ratio decreased 0.7 percentage points.

•	Net investment income, including interest on funds held, increased $16.4 million (or 56.9%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended June 30, 2006 were $85.6 million, $199.3 million and $24.8 million, respectively, representing 27.7%, 64.3% and 8.0%, respectively, of the total net premiums written. Combined ratios for these segments were 51.4%, 97.7% and 109.1%, respectively. Compared to the quarter ended June 30, 2005, net premiums written decreased $49.3 million (or 36.6%) for Platinum’s Property and Marine segment, increased $10.4 million (or 5.5%) for the Casualty segment, and decreased $74.3 million (or 74.9%) for the Finite Risk segment.
Results for the six months ended June 30, 2006 were summarized as follows:
•	Net income was $158.8 million or $2.40 per diluted common share.

•	Net premiums written were $603.0 million and net premiums earned were $681.4 million.

•	GAAP combined ratio was 84.3%.

•	Net investment income, including interest on funds held, was $88.9 million.
Results for the six months ended June 30, 2006 compared to the six months ended June 30, 2005 were summarized as follows:
•	Net income increased $17.7 million or 12.6%.

•	Net premiums written decreased $313.7 million (or 34.2%) and net premiums earned decreased $161.1 million (or 19.1%).

•	GAAP combined ratio decreased 0.1 percentage points.

•	Net investment income, including interest on funds held, increased $33.1 million (or 59.2%).
Net premiums written for Platinum’s Property and Marine and Casualty segments for the six months ended June 30, 2006 were $250.9 million and $381.6 million, respectively, representing 41.6% and 63.3%, respectively, of the total net premiums written. Combined ratios for these segments were 60.3% and 96.1%, respectively. Compared to the six months ended June 30, 2005, net premiums written decreased $69.1 million (or 21.6%) for the Property and Marine segment and $22.9 million (or 5.7%) for the Casualty segment.
Net premiums written for Platinum’s Finite Risk segment for the six months ended June 30, 2006 were ($29.5 million) representing (4.9%) of the total net premiums written. The combined ratio for this segment was 105.1% for the six months ended June 30, 2006. Compared to the six months ended June 30, 2005, net premiums written decreased $221.7 million (or 115.3%) for the Finite segment primarily due to the termination of two quota share contracts previously disclosed.
Total assets were $5.0 billion as of June 30, 2006. Total assets decreased $201.5 million (or 3.9%) from $5.2 billion as of December 31, 2005. Cash and fixed maturity investments were $4.0 billion as of June 30, 2006, an increase of $180.4 million (or 4.7%) from $3.8 billion as of December 31, 2005.

Shareholders’ equity was $1.6 billion as of June 30, 2006, an increase of $98.6 million (or 6.4%) from $1.5 billion as of December 31, 2005. Book value per share was $24.75 as of June 30, 2006 based on 59.4 million common shares outstanding, an increase of $1.53 (or 6.6%) from $23.22 based on 59.1 million common shares outstanding as of December 31, 2005.
Quarterly Dividend
Platinum also announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share. The dividend is payable on September 29, 2006 to shareholders of record on September 1, 2006.
Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement). The financial supplement provides additional information concerning Platinum and its business segments.
Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, July 26, 2006 at 8:00 a.m. Eastern time. The call can be accessed by dialing 800-810-0924 (US callers) or 913-981-4900 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com. Those who intend to access the teleconference should register at least ten minutes in advance to ensure access to the call.
The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, July 26, 2006 until midnight Eastern time on Wednesday, August 2, 2006. To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 1341086. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.
Non-GAAP Financial Measures
In presenting the Company’s results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense is presented in the attached financial information in accordance with Regulation G.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forwarding-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Six Months Ended June 30, 2006 and 2005
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenue
Net premiums earned	$337,065	431,470	681,366	$842,510
Net investment income	45,348	28,904	88,863	55,809
Net realized gains (losses) on investments	14	(555)	79	(183)
Other income (expense)	(2,324)	588	(3,641)	232

Total revenue	380,103	460,407	766,667	898,368

Expenses
Losses and loss adjustment expenses	187,464	240,852	394,238	478,550
Acquisition expenses	76,052	103,928	145,291	197,177
Other underwriting expenses	17,713	18,545	35,001	35,152
Corporate expenses	5,679	4,935	11,379	8,336
Net foreign currency exchange (gains) losses	(414)	160	(689)	1,958
Interest expense	5,450	4,174	10,900	6,347

Total expenses	291,944	372,594	596,120	727,520

Income before income tax expense	88,159	87,813	170,547	170,848

Income tax expense	6,411	19,828	11,763	29,775

Net income	81,748	67,985	158,784	141,073

Preferred dividends	2,602	—	5,178	—

Net income available to common shareholders	$79,146	67,985	153,606	$141,073

Basic
Weighted average common shares outstanding	59,224	43,293	59,161	43,224
Basic earnings per common share	$1.34	1.57	2.60	$3.26

Diluted
Adjusted weighted average common shares outstanding	65,725	50,009	66,223	50,040
Diluted earnings per common share	$1.24	1.39	2.40	$2.88

Comprehensive income
Net income	$81,748	67,985	158,784	$141,073
Other comprehensive income (loss), net of deferred tax	(24,409)	33,005	(59,720)	(1,615)

Comprehensive income	$57,339	100,990	99,064	$139,458

PlatinumUnderwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of June 30, 2006 and December 31, 2005
($ in thousands, except per share data)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets
Investments	$3,224,454	$3,000,889
Cash, cash equivalents and short term investments	786,406	829,539
Reinsurance premiums receivable	401,746	567,449
Accrued investment income	32,489	29,230
Reinsurance balances (prepaid and recoverable)	97,823	76,109
Deferred acquisition costs	98,532	130,800
Funds held by ceding companies	250,077	291,629
Other assets	61,354	228,730

Total assets	$4,952,881	$5,154,375

Liabilities
Unpaid losses and loss adjustment expenses	$2,343,605	$2,323,990
Unearned premiums	449,672	502,018
Debt obligations	292,840	292,840
Commissions payable	141,823	186,654
Other liabilities	86,110	308,624

Total liabilities	3,314,050	3,614,126

Total shareholders’ equity	1,638,831	1,540,249

Total liabilities and shareholders’ equity	$4,952,881	$5,154,375

Book value per common share	$24.75	$23.22

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended June 30, 2006 and 2005
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Three Months Ended June 30, 2006 (Unaudited)
Segment underwriting results
Net premiums written	$85,624	199,298	24,840	$309,762
Net premiums earned	113,092	185,073	38,900	337,065

Losses and loss adjustment expenses	27,867	127,824	31,773	187,464
Acquisition expenses	21,239	45,168	9,645	76,052
Other underwriting expenses	9,006	7,688	1,019	17,713

Total underwriting expenses	58,112	180,680	42,437	281,229

Segment underwriting income (loss)	$54,980	4,393	(3,537)	55,836

Net investment income				45,348
Net realized gains on investments				14
Net foreign currency exchange gains				414
Other expense				(2,324)
Corporate expenses not allocated to segments				(5,679)
Interest expense				(5,450)

Income before income tax expense				$88,159

GAAP underwriting ratios:
Losses and LAE	24.6%	69.1%	81.7%	55.6%
Acquisition expense	18.8%	24.4%	24.8%	22.6%
Other underwriting expense	8.0%	4.2%	2.6%	5.3%

Combined	51.4%	97.7%	109.1%	83.5%

Three Months Ended June 30, 2005 (Unaudited)
Segment underwriting results
Net premiums written	$134,953	188,890	99,116	$422,959
Net premiums earned	140,669	198,723	92,078	431,470

Losses and loss adjustment expenses	58,499	127,531	54,822	240,852
Acquisition expenses	29,695	47,963	26,270	103,928
Other underwriting expenses	8,240	8,972	1,333	18,545

Total underwriting expenses	96,434	184,466	82,425	363,325

Segment underwriting income	$44,235	14,257	9,653	68,145

Net investment income				28,904
Net realized capital losses on investments				(555)
Net foreign currency exchange losses				(160)
Other income				588
Corporate expenses not allocated to segments				(4,935)
Interest expense				(4,174)

Income before income tax expense				$87,813

GAAP underwriting ratios:
Losses and LAE	41.6%	64.2%	59.5%	55.8%
Acquisition expense	21.1%	24.1%	28.5%	24.1%
Other underwriting expense	5.9%	4.5%	1.4%	4.3%

Combined	68.6%	92.8%	89.4%	84.2%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Six Months Ended June 30, 2006 and 2005
($ in thousands)

	Property
	and Marine	Casualty	Finite Risk	Total
Six Months Ended June 30, 2006 (Unaudited)
Segment underwriting results
Net premiums written	$250,888	381,648	(29,496)	$603,040
Net premiums earned	244,636	358,741	77,989	681,366

Losses and loss adjustment expenses	87,695	244,389	62,154	394,238
Acquisition expenses	40,888	86,522	17,881	145,291
Other underwriting expenses	19,034	14,023	1,944	35,001

Total underwriting expenses	147,617	344,934	81,979	574,530

Segment underwriting income (loss)	$97,019	13,807	(3,990)	106,836

Net investment income				88,863
Net realized gains on investments				79
Net foreign currency exchange gains				689
Other expense				(3,641)
Corporate expenses not allocated to segments				(11,379)
Interest expense				(10,900)

Income before income tax expense				$170,547

GAAP underwriting ratios:
Losses and LAE	35.8%	68.1%	79.7%	57.9%
Acquisition expense	16.7%	24.1%	22.9%	21.3%
Other underwriting expense	7.8%	3.9%	2.5%	5.1%

Combined	60.3%	96.1%	105.1%	84.3%

Six Months Ended June 30, 2005 (Unaudited)
Segment underwriting results
Net premiums written	$320,002	404,559	192,197	$916,758
Net premiums earned	268,866	383,491	190,153	842,510

Losses and loss adjustment expenses	118,539	245,969	114,042	478,550
Acquisition expenses	51,684	93,165	52,328	197,177
Other underwriting expenses	15,963	16,285	2,904	35,152

Total underwriting expenses	186,186	355,419	169,274	710,879

Segment underwriting income	$82,680	28,072	20,879	131,631

Net investment income				55,809
Net realized losses on investments				(183)
Net foreign currency exchange losses				(1,958)
Other income				232
Corporate expenses not allocated to segments				(8,336)
Interest expense				(6,347)

Income before income tax expense				$170,848

GAAP underwriting ratios:
Losses and LAE	44.1%	64.1%	60.0%	56.8%
Acquisition expense	19.2%	24.3%	27.5%	23.4%
Other underwriting expense	5.9%	4.2%	1.5%	4.2%

	69.2%	92.6%	89.0%	84.4%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.